Exhibit 5.1
165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 PHONE: 901.577.2330 FAX: 901.577.0769
www.bakerdonelson.com
June 30, 2017
Board of Directors
Fred's, Inc.
 4300 New Getwell Road
Memphis, Tennessee 38118

Re:  Fred's, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:
You have requested our opinion in connection with the filing by Fred's, Inc., a Tennessee corporation (the "Corporation"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on the date hereof, including a related prospectus made part of the Registration Statement (the "Prospectus"), covering the offering by the selling shareholder identified in the Prospectus for resale of 9,275,000 issued and outstanding shares (the "Shares") of Class A common stock, no par value, of the Corporation ("Common Stock"). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our representation of the Corporation, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	The Registration Statement;

2.	The Prospectus;

3.	The Corporation's Restated Charter, as amended from time to time;

4.	The Corporation's Amended and Restated Bylaws, as amended from time to time;

5.	Resolutions adopted by the Board of Directors of the Corporation relating to the issuance of the Shares, certified as of a recent date by the Secretary of the Corporation;

6.	A certificate of the Secretary of State of the State of Tennessee as to the good standing of the Corporation, dated as of a recent date; and

7.	Such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that:

1.
The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Secretary of State for the State of Tennessee.

2.	The Shares are validly issued, fully paid and nonassessable.

This opinion also is subject to the following qualifications:

(a)	Our opinions as set forth herein are limited in all respects to the Tennessee Business Corporation Act. No opinion is given regarding the laws of any other jurisdiction.

(b)	We express no opinion with respect to the registration or qualification of the Shares under any state securities or "Blue Sky" laws.

(c)	This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(d)	This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL &
BERKOWITZ, PC, a professional corporation

/s/	Samuel D. Chafetz
Samuel D. Chafetz, Authorized Representative